EXHIBIT 21.1

                         SUBSIDIARIES OF SMARTPROS LTD.



              Working Values, Ltd., a Massachusetts corporation

              Skye Multimedia Ltd. (f/k/a Skye Acquisition Company, Inc.), a
                 New Jersey corporation